UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2016

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

ABL Facility Amendment

On June 29, 2016, Nuverra Environmental Solutions, Inc. (the “Company”) entered into an Eighth Amendment to Amended and Restated Credit Agreement (the “ABL Facility Amendment”) by and among Wells Fargo Bank, National Association, as agent (the “Agent”), the lenders named therein (the “Lenders”), and the Company, which further amends the Company’s Amended and Restated Credit Agreement, dated as of February 3, 2014, by and among the Agent, the Lenders, and the Company (as amended, the “ABL Facility”). Among other terms and conditions, the ABL Facility Amendment amends the ABL Facility as follows:

•	Reduces the maximum revolver commitments from $100.0 million to $85.0 million;

•	Amends the minimum EBITDA financial maintenance covenant, modifying the applicable periods for measurement and reducing the applicable amounts required to be achieved for each period;

•	Changes the maturity date of the ABL Facility from January 15, 2018 to December 31, 2016;

•	Adds a covenant requiring the Company to refinance the ABL Facility in full on or before September 30, 2016;

•	Requires the Company to consummate an equity rights offering on or before July 29, 2016 and to apply the proceeds from the offering to pay down the ABL Facility, which must equal $5.0 million (with any shortfall to be covered by the backstop obligation funds previously placed in escrow by Mark D. Johnsrud, the Company’s Chairman and Chief Executive Officer);

•	Replaces the minimum fixed charge coverage ratio covenant with an availability block in the amount of $15.0 million;

•	Provides that the availability attributable to Eligible Equipment (as defined the ABL Facility) under the borrowing base formula shall not exceed 75% of the borrowing base at any time; and

•	Increases the applicable margin on LIBOR Rate and Base Rate Loans (as defined in the ABL Facility).

The foregoing description of the ABL Facility Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the ABL Facility Amendment, and such description is qualified in its entirety by reference to the full text of the ABL Facility Amendment, a copy of which is attached hereto as Exhibit 10.1.

Term Loan Agreement Amendment

On June 30, 2016, the Company entered into a First Amendment to Term Loan Credit Agreement (the “Term Loan Agreement Amendment”) by and among the Required Lenders (as defined therein) and the Company, which amends the Term Loan Credit Agreement, dated as of April 15, 2016, by and among Wilmington Savings Fund Society, FSB, as administrative agent (the “Agent”), the lenders party thereto (the “Lenders”), and the Company, as borrower (the “Term Loan Agreement”).

The Term Loan Agreement Amendment amends the Term Loan Agreement by amending the minimum EBITDA financial maintenance covenant to conform to the revised minimum EBITDA financial maintenance covenant provided in the ABL Facility Amendment through December 31, 2016, modifying the applicable periods for measurement and reducing the applicable amounts required to be achieved for each period.

The foregoing description of the Term Loan Agreement Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the Term Loan Agreement Amendment, and such description is qualified in its entirety by reference to the full text of the Term Loan Agreement Amendment, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Eighth Amendment to Amended and Restated Credit Agreement, dated as of June 29, 2016, by and among the Agent, the Lenders, and the Company

10.2	First Amendment to Term Loan Credit Agreement, dated as of June 30, 2016, by and among the Required Lenders and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: July 6, 2016	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Eighth Amendment to Amended and Restated Credit Agreement, dated as of June 29, 2016, by and among the Agent, the Lenders, and the Company

10.2	First Amendment to Term Loan Credit Agreement, dated as of June 30, 2016, by and among the Required Lenders and the Company